UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2009
Date of Report (Date of earliest event reported)

BARK GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53530	Not Applicable
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Ostergade 17-19, 3rd Floor, Copenhagen K, Denmark	DK-1100
(Address of principal executive offices)	(Zip Code)

+45 7026 9926
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Ole Bjerre as Chief Financial Officer

Mr. Ole Bjerre has resigned as our Chief Financial Officer with effect on May 15, 2009.

Appointment of Ulrik Gerdes Chief Financial Officer

On May 15, 2009, we appointed Mr. Ulrik Gerdes as our Chief Financial Officer to fill the vacancy created as a result of Mr. Bjerre’s resignation on May 15, 2009.

Mr. Gerdes has been the chief executive officer of Neosolutions APS, a Danish company providing financial services, project management and interim solutions from the controller to the chief financial officer level, from May 1, 2008 to present. Prior to joining Neosolutions, Mr. Gerdes was a self-employed consultant providing financial management consulting and interim chief financial officer assignments from October 1, 2006 to April 30, 2008. Mr. Gerdes was a senior manager and a member of the executive team of Visma Services A/S, a leading Nordic provider of financial management services and related financial services outsourcing, from February 1, 2003 to September 30, 2006. Mr. Gerdes was a manager and chief operating officer of Arthur Anderson Business Process Outsourcing in Denmark from September 12, 2000 to January 31, 2002.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK GROUP INC.

Date: May 21, 2009	By:	/s/ Bent Helvang
Bent Helvang
Chairman and Secretary